UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 10, 2014

Date of Report (Date of earliest event reported)

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 10, 2014, Agenus Inc., a Delaware corporation (the “Company”), filed a registration statement on Form S-3 covering the offering of up to $150 million of common stock, preferred stock, warrants, debt securities and units (the “Registration Statement”). The Registration Statement included a prospectus covering the offering, issuance and sale of up to ten million shares of the Company’s common stock from time to time in “at the market offerings” pursuant to an At Market Sales Issuance Agreement (the “Sales Agreement”) entered into with MLV & Co. LLC (the “Sales Agent”) on October 10, 2014, filed as Exhibit 1.2 to the Registration Statement and incorporated herein by reference. Pursuant to the Sales Agreement, sales will be made only upon instructions by the Company to the Sales Agent, and the Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement.

On October 10, 2014, the Company exercised its right under that certain Amended and Restated At Market Issuance Sales Agreement by and among the Company and MLV & Co. LLC dated as of December 21, 2012 (the “Prior Sales Agreement”) to terminate the Prior Sales Agreement upon effectiveness of the Registration Statement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

1.2	At Market Issuance Sales Agreement between Agenus Inc. and MLV & Co. LLC, dated October 10, 2014. Filed as Exhibit 1.2 to the Registrant’s Registration Statement on Form S-3, filed as of the date hereof, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: October 10, 2014	By:	/s/ Garo H. Armen

Garo H. Armen
Chairman and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.2	At Market Issuance Sales Agreement between Agenus Inc. and MLV & Co. LLC, dated October 10, 2014. Filed as Exhibit 1.2 to the Registrant’s Registration Statement on Form S-3, filed as of the date hereof, and incorporated herein by reference.